SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
-------------------------

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

March 9, 2006
(Date of earliest event reported)

Smart Video Technologies, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	000-26809	91-1962104
(State of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)

3505 Koger Boulevard
Suite 400
Duluth, GA 30096
(Address of principal executive offices)

(770) 279-3100
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On March 9, 2006, SmartVideo Technologies, Inc. (the “Company”) notified holders of certain of its outstanding redeemable warrants (the “Warrants”) to purchase shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), that the Company has extended the date by which the Warrants will be redeemed from March 9, 2006 through the close of business on March 23, 2006. The Warrants are redeemable at $0.10 per underlying share.

Since the Company announced on February 9, 2006 that it was redeeming the Warrants, 196,125 of the Warrants have been exercised for a total of $335,375. There remains approximately 1,555,541 outstanding Warrants.

In the event all of the Warrants are fully exercised by the close of business on March 23, 2006, the Company will issue an aggregate of 1,751,666 shares of Common Stock and will receive aggregate proceeds of $4,042,915. In the event the Company redeems all of the Warrants, the Company will expend a total of $175,167. The Company anticipates using the proceeds from the exercise of Warrants for general working capital.

Item 9.01  Financial Statements And Exhibits.

(c)	Exhibits.

99.1	Amended Notice of Redemption to holders of $1.50 Warrants and $2.00 Warrants.
99.2	Amended Notice of Redemption to holders of $2.25 Warrants.
99.3	Amended Notice of Redemption to holders of $2.50 Warrants.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMARTVIDEO TECHNOLOGIES, INC.

Date: March 15, 2006	By:	/s/ Richard E. Bennett, Jr.
Name: Richard E. Bennett, Jr.
Title: President & CEO

EXHIBIT INDEX

99.1	Amended Notice of Redemption to holders of $1.50 Warrants and $2.00 Warrants.
99.2	Amended Notice of Redemption to holders of $2.25 Warrants.
99.3	Amended Notice of Redemption to holders of $2.50 Warrants.